                                                                    EXHIBIT 4.08


                          BORROWER SECURITY AGREEMENT
                          ---------------------------


     BORROWER SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of September
                                            ---------
25, 1997, by and between SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), and THE BANK OF NEW YORK (the "Administrative
                  --------                                   --------------
Agent"), in its capacity as Administrative Agent for the Lenders under the
-----
Credit Agreement referred to below and the Rate Protection Lenders as defined therein.


                                    RECITALS
                                    --------

     I. Reference is made to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto, the Administrative Agent, and Bank of America NT&SA, as Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement").
---------

     II. It is a condition precedent to the making of all loans and all other extensions of credit under the Credit Agreement that the Borrower shall have executed and delivered this Agreement.

     Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent hereby agree as follows:

     1.   Defined Terms
          -------------

          (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

              "Collateral": as defined in section 2.
               ----------

              "Equity Interest": (i) with respect to a corporation, the capital
               ---------------
stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

              "Event of Default": as defined in section 6.
               ----------------

              "Financing Statements": the UCC financing statements executed by
               --------------------
the Borrower and delivered pursuant to the Credit Agreement.

              "Grants of Security Interests": collectively, the Grant of
               ----------------------------
Security Interest (Patents) and the Grant of Security Interest (Trademarks), in the form of Annexes B-1 and B-2 hereto, respectively, in each case appropriately completed and signed by the Borrower.

              "NYUCC": the UCC as in effect in the State of New York on the
               -----
date hereof.

              "Obligations": all of the obligations and liabilities of the
               -----------
Borrower under the Loan Documents and under each Interest Rate Protection Arrangement entered into by the Borrower with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced by the Administrative Agent and the Lenders, refunded or extended from time to time.

              "Office Location": as defined in section 3(a).
               ---------------

              "Patents": all patents issued under the laws of the United
               -------
States of America and all patent applications filed with the United States Patent and Trademark Office, and all of the rights associated with each of the foregoing.

              "Proceeds": as defined in the NYUCC, together with (i) all
               --------
dividends, distributions and income on and in respect of all of the Securities and Instruments and all other rights and benefits in respect thereof, and
(ii) with respect to the Patents and Trademarks, all renewals thereof, all proceeds of infringement suits, all rights to sue for infringement, all license royalties, all reissues, divisions, continuations, extensions and continuations-in-part thereof.

              "Rate Protection Lenders": collectively, the Lenders and any
               -----------------------
affiliates of the Lenders which from time to time enter or have entered into Interest Rate Protection Arrangements with the Borrower.

              "Registrations": (i) patents issued under the laws of the United
               -------------
States of America, (ii) patent applications filed with the United States Patent and Trademark Office, and (iii) all registered trademarks.

              "Trademarks": (i) all rights under the laws of the United States
               ----------
of America, and each State thereof, to trademarks, together with all registrations thereof, applications therefor and all of the rights associated therewith, and (ii) the goodwill of the Borrower's business symbolized by registered trademarks.

              "Transaction Statement": a transaction statement in the form of
               ---------------------
Annex A hereto.

              "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of
               ---
the Uniform Commercial Code as from time to time in effect in such jurisdiction.

          (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Account",
                                                             -------
"Certificated Security", "Chattel Paper", "Document", "Equipment", "Fixture",
----------------------    -------------    --------    ---------    -------
"General Intangible", "Instrument", "Inventory", "Issuer", "Secured Party",
-------------------    ----------    ---------    ------    -------------
"Security", "Security Interest" and "Uncertificated Security".
---------    -----------------       -----------------------

     2.   Grant of Security Interest
          --------------------------

          To secure the prompt and complete payment, observance and performance of the Obligations, the Borrower hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Lenders, the Issuing Bank and the Rate Protection Lenders, a Security Interest in and to all of the Borrower's right, title and interest in and to all: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, including, without limitation, Instruments evidencing intercompany Indebtedness, Inventory, Patents, Trademarks, Equity Interests in each Person which now is or may hereafter become a Subsidiary of the Borrower, whether or not evidenced by a Security, and all Proceeds of all of the foregoing, in each case whether now owned or existing or hereafter arising or acquired, and including, without limitation, all licenses, approvals, permits and other authorizations issued by the FCC, including the Proceeds of any sale or other disposition thereof, in each case to the extent that a security interest therein is not prohibited by law, provided that to the extent that a security interest therein is now so prohibited and to the extent that such security interest at any time hereafter shall no longer be so prohibited, then such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation) (collectively, the "Collateral").
                                                  ----------

     3.   Representations and Warranties
          ------------------------------

          The Borrower hereby represents and warrants to the Administrative Agent as follows:

          (a) Chief Executive Office. As of the date hereof, the Borrower's
              ----------------------
place of business or, if the Borrower has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located at the address set forth for notices to the Borrower contained in the Credit Agreement (the "Office Location"). The
                                                 ---------------
Borrower has not changed its legal name during the six year period immediately preceding the date hereof.

          (b) Information. As of the date hereof, all of the information set
              -----------
forth on each of the Schedules hereto is true, complete and correct.

          (c) Security Interest. This Agreement, together with the delivery to
              -----------------
the Administrative Agent of the Certificated Securities constituting Collateral and the continuous possession thereof by the Administrative Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Administrative Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Administrative Agent of the Instruments constituting the Collateral, and (iii) the registration, in accordance with
Article 8 of the NYUCC, of the Security Interest granted hereby on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents, Registrations, and Trademarks, (A) such Security Interest shall be perfected, and (B) assuming that the Administrative Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Administrative Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to the Collateral consisting of Securities.

          (d) Absence of Liens. There are no Liens upon the Collateral
              ----------------
other than Permitted Liens, if any.

          (e) Equity Interests. The Equity Interests listed on Schedule 3(e)
              ----------------
hereto constitute, as of the date hereof, all of the Equity Interests in each Subsidiary in which the Borrower has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable. As of the Effective Date, except as set forth on Schedule 3(e), (i) no Subsidiary of the Borrower has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and (ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of any of such Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

          (f) Chattel Paper, Documents and Instruments. The Chattel Paper,
              ----------------------------------------
Documents and Instruments listed on Schedule 3(f) hereto constitute, as of the date hereof, all of the Chattel Paper, Documents and Instruments which constitute the Collateral, and, to the best of the Borrower's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

          (g) Accounts. As of the date hereof, all records concerning any
              --------
Account constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

          (h) Equipment and Inventory. Except for Equipment and Inventory in
              -----------------------
transit with common carriers, the Borrower has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof, located at one or more of the places listed on
Schedule 3(h) hereto.

          (i) Patents and Trademarks. The Borrower has no Registrations relating
              ----------------------
to Patents other than those listed on Schedule 3(i) hereto, and each such Registration is subsisting and is not invalid or unenforceable, in whole or in part , except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Patents taken as a whole. The Borrower has no

Registrations relating to Trademarks other than those listed on Schedule 3(i) hereto, and each such Registration is subsisting and has not been adjudged invalid or unenforceable, in whole or in part , except to the extent that the unenforceability thereof could not reasonably be expected to have a material adverse effect on the value of the Trademarks taken as a whole. To the best of the Borrower's knowledge, each Patent and Trademark constituting Collateral is valid and enforceable. Except for Permitted Liens, the Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents and Trademarks constituting Collateral, free and clear of all Liens. To the best of the Borrower's knowledge, no claim has been made that the use of any Patent or Trademark violates the rights of any third person. The Borrower has used consistent standards of quality in its manufacture of products sold under the Patents and Trademarks.

     4.   Covenants of the Borrower
          -------------------------

          The Borrower hereby covenants with the Administrative Agent as follows:

          (a) Chief Executive Office. The Borrower shall maintain its place of
              ----------------------
business, or if the Borrower has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (A) the Borrower shall have provided the Administrative Agent with prior written notice thereof, and (B) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent, shall have been filed within two months of such change.

          (b) Further Assurances. The Borrower shall, at its own expense,
              ------------------
promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Administrative Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. The Borrower hereby irrevocably appoints the Administrative Agent as the Borrower's true and lawful attorney-in-fact, in the name, place and stead of the Borrower, to perform on behalf of the Borrower any and all obligations of the Borrower under this Agreement, and the Borrower agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Administrative Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of the Borrower. If the Borrower fails to comply with any of its obligations hereunder, the Administrative Agent may do so in the Borrower's name or in the Administrative Agent's name, but at the Borrower's expense, and the Borrower hereby agrees to reimburse the Administrative Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Administrative Agent in connection therewith.

          (c) Information. The Borrower at its own expense shall furnish to the
              -----------
Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

          (d) Defense of Collateral. The Borrower at its own expense shall
              ---------------------
defend the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender, and the Borrower shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

          (e) Uncertificated Securities. The Borrower shall cause each Person
              -------------------------
which is an Issuer of an Uncertificated Security constituting Collateral (i) to register the Security Interest granted hereby upon the books of such Person in accordance with Article 8 of the NYUCC, and (ii) to issue to the Administrative Agent an initial Transaction Statement and issue to the Administrative Agent subsequent Transaction Statements in accordance with Section 8-408 of the UCC in effect in the State of New York.

          (f) Delivery of Pledged Collateral. Each Certificated Security
              ------------------------------
representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Borrower agrees that until so delivered, each such Certificated Security shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

          (g) Chattel Paper, Documents and Instruments. All of the Instruments,
              ----------------------------------------
Documents and Chattel Paper now or hereafter owned by or in the possession of the Borrower which constitute Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Administrative Agent, to be held by the Administrative Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Borrower agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Administrative Agent, until so delivered such items shall be held by the Borrower in trust for the benefit of the Administrative Agent and be segregated from the other Property of the Borrower.

          (h) Accounts. Except as otherwise provided in this section 4(h), the
              --------
Borrower shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Borrower in respect of the Borrower's Accounts and, prior to the occurrence of an Event of Default, the Borrower shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, the Borrower may take and, at the direction of the Administrative Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as the Borrower or the Administrative Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

          (i) Equipment and Inventory. The Borrower shall keep the Equipment and
              -----------------------
Inventory constituting Collateral at the places listed on Schedule 3(h) hereto, and at such other places located within the United States in respect of which (i) the Borrower shall have provided the Administrative Agent with prior written notice, and (ii) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Administrative Agent, shall have been filed within two months of such change. The Borrower shall promptly furnish to the Administrative Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

          (j) Patents and Trademarks. The Borrower will continue to use for the
              ----------------------
duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents and Trademarks constituting Collateral. The Borrower shall give to the Administrative Agent prompt written notice thereof in the event that the Borrower shall obtain any right to any new Patent or Trademark or to any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or Trademark. The Borrower shall prosecute diligently any applications of the Patents and Trademarks constituting Collateral pending as of the date of this Agreement or thereafter, and preserve and maintain all rights in applications of Patents and Trademarks constituting Collateral consistent with past practice, including the payment of all maintenance fees , except to the extent the failure so to preserve or maintain such rights could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or (ii) the value of the Trademarks taken as a whole. The Borrower shall not abandon any right to file an application or any pending application for any Patent or Trademark unless the failure so to do could not reasonably be expected to have a material adverse effect on either (i) the value of the Patents taken as a whole, or
(ii) the value of the Trademarks taken as a whole. The Borrower agrees that it will not enter into any agreement, including a license agreement, with respect to any Patent or Trademark which is inconsistent with the Borrower's past practices of licensing Patents or Trademarks as the case may be. The Borrower hereby grants to the Administrative Agent the right to visit the Borrower's plants and facilities which manufacture, inspect or store products sold under any of the Patents and Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours upon reasonable prior notice.

     5.   Other Agreements of the Borrower
          --------------------------------

          (a) No Duty to Preserve. Except as otherwise required by law, the
              -------------------
Borrower agrees that, with respect to the Collateral, neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender has any obligation to preserve rights against prior or third parties.

          (b) Administrative Agent's Duty With Respect to Collateral. The
              ------------------------------------------------------
Administrative Agent's only duty with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as it accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Administrative Agent, the Borrower agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Administrative Agent, without the necessity of any indemnity bond or other security, other than the Administrative Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

          (c) Liability of Borrower under Contracts and Agreements Included in
              ----------------------------------------------------------------
the Collateral. Anything herein to the contrary notwithstanding, (i) the
--------------
Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contract or agreement, (iii) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Administrative Agent, the Issuing Bank, any Rate Protection Lender or any Lender be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Administrative Agent, the Issuing Bank, any Rate Protection Lender nor any Lender shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

     6.   Events of Default
          -----------------

          Each of the following shall constitute an "Event of Default":
                                                     ----------------

          (a) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement; or

          (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

     7.   Remedies
          --------

          (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

               (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

               (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (A) the Administrative Agent shall not in any event be required to give more than 10 days' prior notice to the Borrower of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Administrative Agent for disposition, and (C) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Borrower acknowledges and agrees that the Administrative Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Administrative Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Administrative Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. The Borrower further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Administrative Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

          (c) To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

          (d) Notwithstanding anything to the contrary contained in this Agreement, any other Loan Document or in any other agreement, instrument or document executed by the Borrower and delivered to the Administrative Agent, the Issuing Bank or any Lender, neither the Administrative Agent, the Issuing Bank nor any Lender will take any action pursuant to this Agreement, any other Loan Document or any other document referred to above which would constitute or result in any assignment of any license, approval, permit, certificate or other authorization issued by the FCC or any change of control of the Borrower or any Subsidiary if such assignment or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence of an Event of Default or at any time during the continuance thereof, the Borrower waives, to the extent permitted by law, any right it may have to oppose, and agrees to take any action that the Administrative Agent may reasonably request in order to obtain from the FCC, such approval as may be necessary to enable the Administrative Agent, the Issuing Bank and the Lenders to exercise and enjoy the full rights and benefits granted to the Administrative Agent, the Issuing Bank and the Lenders by this Agreement, the other Loan Documents and the other documents referred to above, including specifically, at the cost and expense of the Borrower, the use of commercially reasonable efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or other disposition of the Collateral by or on behalf of the Administrative Agent, or (b) any assumption by the Administrative Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act and applicable regulations and published policies and decisions of the FCC pertaining to such foreclosure and related actions.

     8.   Voting
          ------

          Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall have the right to vote all Securities and General Intangibles constituting the Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Borrower that the Administrative Agent shall have elected to terminate the rights of the Borrower under this section, at which time the Administrative Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

     9.   Notices
          -------

          All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and to the addresses set forth in section 11.2 of the Credit Agreement.

     10.  Termination
          -----------

          On any date upon which (i) the Lenders shall no longer have any obligation to make Loans, (ii) the Issuing Bank shall no longer have (A) any obligation to issue Letters of Credit and (B) any obligations under the Letters of Credit theretofor issued, and (iii) the Obligations shall have been paid in full in cash, the outstanding principal balance of the Loans together with all accrued interest thereon, all of the Reimbursement Obligations and all other sums then due and owing under the Loan Documents, the Liens granted hereby shall cease and the Administrative Agent shall, at the Borrower's expense (A) execute and deliver all UCC Termination Statements and other documents necessary to terminate the Liens granted hereby that the Borrower shall have reasonably requested, and (B) return to the Borrower all Collateral that shall remain in the possession of the Administrative Agent at such time.

     11.  Relationship to Credit Agreement
          --------------------------------

          This Agreement is the "Borrower Security Agreement" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Administrative Agent and the Borrower acknowledges that certain provisions of the Credit Agreement, including, without limitation, sections 1.2 (Principles of Construction), 11.1 (Amendments and Waivers), 11.3 (No Waiver; Cumulative Remedies), 11.4 (Survival of Representations and Warranties), 11.7 (Successors and Assigns), 11.8 (Counterparts), 11.9 (Adjustments; Set-off), 11.12 (Governing
Law), 11.13 (Headings), 11.14 (Severability), 11.15 (Integration), 11.16 (Limitation of Liability), 11.17 (Consent to Jurisdiction), 11.18 (Service of Process), 11.19 (No Limitation on Service or Suit) and 11.20 (WAIVER OF TRIAL BY
JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

     IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Borrower Security Agreement to be duly executed on its behalf.


                              SALEM COMMUNICATIONS CORPORATION


                              By: /s/ Eric H. Halvorson
                                 ------------------------------
                              Name:   Eric H. Halvorson
                                   ----------------------------
                              Title:  Executive Vice President
                                    ---------------------------


                              THE BANK OF NEW YORK, as Administrative Agent


                              By: /s/ Steve M. Nettler
                                 ------------------------------
                              Name:   Steve M. Nettler
                                   ----------------------------
                              Title:
                                    ---------------------------

                                 SCHEDULE 3(e)
                        TO BORROWER SECURITY AGREEMENT

               SCHEDULE 3 (e) TO THE BORROWER SECURITY AGREEMENT
                        DATED AS OF SEPTEMBER 25, 1997


                           LIST OF EQUITY INTERESTS
                           ------------------------

                                                                                    PERCENTAGE OF
                                                   NUMBER OF        CERT.            OUTSTANDING
         ISSUER                     CLASS           SHARES         NUMBER              SHARES
         ------                     -----           ------         ------              ------
ATEP Radio, Inc.                    Common           100            0001                  100%
Beltway Media Partners                NA             (1)            NA                    100%
Bison Media, Inc.                   Common           1,000          0002                  100%
Caron Broadcasting, Inc.            Common           1,000          0001                  100%
Common Ground Broadcasting,         Common           1,000          0002                  100%
Inc.
Golden Gate Broadcasting Co.,       Common           1,000          0003                  100%
Inc.
Inland Radio, Inc.                  Common           200            0004                  100%
Inspiration Media of Texas, Inc.    Common           1,000          0001                  100%
Inspiration Media, Inc.             Common           100            0001                  100%
New England Continental Media,      Common           1,000          A-006                 100%
Inc.
New Inspiration Broadcasting        Common           30,600         0003                  100%
Co., Inc.
Oasis Radio, Inc.                   Common           1,960          0005                  100%
Pennsylvania Media Associates,      Common           1,000          0001                  100%
Inc.
Radio 1210, Inc.                    Common           100            0006                  100%
Salem Communications                Common           100            0001                  100%
Corporation, a Delaware
corporation
Salem Media Corporation             Common           10,000         0003                  100%
Salem Media of California, Inc.     Common           1              0003                  100%
Salem Media of Colorado, Inc.       Common           1,000          0001                  100%
Salem Media of Louisiana, Inc.      Common           200            0003                  100%
Salem Media of Ohio, Inc.           Common           100            0006                  100%
Salem Media of Oregon, Inc.         Common           100            0003                  100%
Salem Media of Pennsylvania,        Common           100            0001                  100%
Inc.
Salem Media of Texas, Inc.          Common           1,000          0001                  100%
Salem Music Network, Inc.           Common           1,000          0001                  100%
Salem Radio Network                 Common           200            0005                  100%
Incorporated
Salem Radio Representatives,        Common           1,000          0003                  100%
Inc.
South Texas Broadcasting, Inc.      Common           1,000          0001                  100%
SRN News Network, Inc.              Common           1,000          0001                  100%
Vista Broadcasting, Inc.            Common           1,000          0001                  100%

NOTE 1: All listed entities are corporations except Beltway Media Partners, which is a general partnership. Salem Communications Corporation, New Inspiration Broadcasting Co., Inc. and Golden Gate Broadcasting Co., Inc. are the sole partners of Beltway Media Partners, as follows:


              New Inspiration Broadcasting Co., Inc.      45% ownership interest
              Golden Gate Broadcasting Co., Inc.          40% ownership interest
              Salem Communications Corporation            15% ownership interest

NOTE 2: The chief executive office of all entities is 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012.

NOTE 3: All shares are nonassessable except for shares issued in Massachusetts, where shares are subject to assessments for unpaid services and wage claims. The applicable statute is Section 35 of the Massachusetts General Corporation Law.

                                 SCHEDULE 3(f)
                        TO BORROWER SECURITY AGREEMENT

               Schedule 3(f) to the Borrower Security Agreement
                        Dated as of September 25, 1997


               LIST OF CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS
               ------------------------------------------------


               Promissory Note, dated February 12, 1992, in the original principal amount of $20,000,000, made by Beltway Media Partners to Salem Communications Corporation, New Inspiration Broadcasting Company, Inc. and Golden Gate Broadcasting Company, Inc.

                                 SCHEDULE 3(h)
                        TO BORROWER SECURITY AGREEMENT

               Schedule 3(h) to the Borrower Security Agreement
                        Dated as of September 25, 1997

                ADDRESSES FOR EQUIPMENT AND INVENTORY LOCATIONS
                -----------------------------------------------


     ENTITY                        STUDIO/OFFICE LOCATION        TRANSMITTER LOCATION
     ------                        ----------------------        --------------------
Salem Communications          4880 Santa Rosa Road, Suite 300        N/A
Corporation                   Camarillo, CA 93012


                                 SCHEDULE 3(i)
                        TO BORROWER SECURITY AGREEMENT

               SCHEDULE 3(i) TO THE BORROWER SECURITY AGREEMENT
                        DATED AS OF SEPTEMBER 25, 1997

                             LIST OF REGISTRATIONS
                             ---------------------
A.  Patents
    -------

None.

B.  Trademarks
    ----------

None.

C.  Servicemarks
    ------------

1.  "Salem Communications Corporation" - Reg. No. 1,996,372

2.  Salem Logo - Reg. No. 1,940,452

                   ANNEX A TO THE BORROWER SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997


                         FORM OF TRANSACTION STATEMENT
                         -----------------------------

     THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHT ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                              [DATE]


The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

     The undersigned, _________________ (the "Issuer"), hereby acknowledges
                                              ------
receipt of the Borrower Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as
                                                           ---------
of September 25, 1997, by and between SALEM COMMUNICATIONS CORPORATION (the

"Borrower") and THE BANK OF NEW YORK, as Administrative Agent (in such capacity,
---------
the "Administrative Agent"), and (i) consents to the terms thereof and (ii)
     --------------------
confirms that a pledge of the right, title and interest in the security referred to below has been registered in the books and records of the Issuer in the name of the Administrative Agent, as set forth below. This Transaction Statement is issued under Section 8-408 of the New York State Uniform Commercial Code.

1.   DESCRIPTION OF THE SECURITY: __________________________________.

2.   NUMBER OF SHARES OR UNITS PLEDGED: ____________________________.

3.   REGISTERED OWNER:

          SALEM COMMUNICATIONS CORPORATION
          4880 Santa Rosa Road
          Suite 300
          Camarillo, California  93012
          Attention: Vice President/
                     Chief Financial Officer

          Taxpayer ID# ____________.

4.   REGISTERED PLEDGEE AND TAXPAYER IDENTIFICATION NUMBER (IF ANY):

          The Bank of New York, as Administrative Agent
          One Wall Street
          New York, New York 10286
          Attention:___________________________
                    ___________________________
          Taxpayer ID# 13-5160382

5. DATE OF REGISTRATION OF THE PLEDGE: The pledge described herein was registered on ________, on the books and records of the Issuer.

6. NOTATION OF LIENS: There are no liens, restrictions or adverse claims as to which the Issuer has a duty under Section 8-403(4) of the Uniform Commercial Code (the "UCC") to which such security is or may be subject,
                           ---
     other than those set forth in the Loan Documents (as defined in that certain Credit Agreement, dated as of ________, 1997, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Administrative Agent and Bank of America NT & SA, as Documentation Agent, as amended, supplemented or otherwise modified from time to time) or [LIST APPLICABLE ORGANIZATIONAL DOCUMENTS].

          The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Agreement and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.

                              [NAME OF ISSUER]


                              By:
                                 _______________________________________
                              Name:
                                   _____________________________________
                              Title:
                                    ____________________________________

                  ANNEX B-1 TO THE BORROWER SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997


                  FORM OF GRANT OF SECURITY INTEREST (PATENTS)
                  --------------------------------------------


          SALEM COMMUNICATIONS CORPORATION, a California corporation (the "Borrower"), is obligated to THE BANK OF NEW YORK, as Administrative Agent (the
---------
"Administrative Agent"), and has entered into a Borrower Security Agreement
 --------------------
dated the date hereof (the "Agreement") with the Administrative Agent.
                            ---------

          Pursuant to the Agreement, the Borrower granted to the Administrative Agent a security interest in all of the right, title and interest of the Borrower in and to the letters patent or applications for letters patent, of the United States, more particularly described on Schedule 1 (the "Patents")
                                                               -------
together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the
-----------
Obligations (as defined in the Agreement).

          For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Borrower does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Borrower's expense to release or reconvey to Borrower all right, title and interest of the Borrower in and to the Patents.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

          IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____, _____.

                              SALEM COMMUNICATIONS CORPORATION


                              By:
                                 ______________________________________
                              Name:
                                   ____________________________________
                              Title:
                                    ___________________________________

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )


          On this __ day of _____, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of SALEM COMMUNICATIONS CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                 ____________________________
                                         Notary Public
                                        [Notary's Stamp]

                                  Schedule 1
                                     to
                     Grant of Security Interest (Patents)
                          Dated as of ______________

                  ANNEX B-2 TO THE BORROWER SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 25, 1997



                FORM OF GRANT OF SECURITY INTEREST (TRADEMARKS)
                -----------------------------------------------


              SALEM COMMUNICATIONS CORPORATION, a California corporation (the
              ---------------------------------------------------------------
"Borrower"), is obligated to THE BANK OF NEW YORK, as Administrative Agent (the
---------
"Administrative Agent"), and has entered into a Borrower Security Agreement
 --------------------
dated the date hereof (the "Agreement") with the Administrative Agent.
                            ---------

          Pursuant to the Agreement, the Borrower granted to the Administrative Agent a security interest in all of the right, title and interest of the Borrower in and to the trademarks listed on Schedule 1, which trademarks are registered in the United States Patent and Trademark Office (the "Trademarks"),
                                                                  ----------
together with the goodwill of the business symbolized by the Trademarks and the applications and registrations therefor, and all proceeds thereof, any and all causes of action which may exist by reason of infringement thereof (the "Collateral"), to secure the prompt payment, performance and observance of the
-----------
Obligations (as defined in the Agreement).

          For good and valuable consideration, the receipt of which is hereby acknowledged, and for the purpose of recording the grant of the security interest as aforesaid, the Borrower does hereby further assign to the Administrative Agent, and grant to the Administrative Agent a security interest in, the Collateral to secure the prompt payment, performance and observance of the Obligations.

          The Borrower does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the assignment of and security interest in the Collateral made and granted hereby are set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

          Upon the indefeasible cash payment in full of all Obligations (as such term is defined in the Agreement), the Administrative Agent will take whatever actions are necessary at the Borrower's expense to release or reconvey to the Borrower all right, title and interest of the Borrower in and to the Trademarks.

          The Administrative Agent's address is: One Wall Street, New York, New York 10286.

          IN WITNESS WHEREOF, the Borrower has caused this Assignment to be duly executed by its duly authorized officer as of the __ day of _____, ____.

                              SALEM COMMUNICATIONS CORPORATION


                              By:
                                 --------------------------------------
                              Name:
                                   ------------------------------------
                              Title:
                                    -----------------------------------

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )


          On this __ day of _____, _____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________; that he is the ________ of SALEM COMMUNICATIONS CORPORATION, the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors thereof.


                                 ____________________________
                                         Notary Public
                                        [Notary's Stamp]

                                  Schedule 1
                                      to
                    Grant of Security Interest (Trademarks)
                           Dated as of ____________

                             TRANSACTION STATEMENT
                             --------------------

    THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHT ON THE RECIPIENT. THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

                                                              September 25, 1997


The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

      The undersigned, Beltway Media Partners, a Virginia general partnership (the "Issuer"), hereby acknowledges receipt of (a) the Borrower Security
      ------
Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Borrower Security Agreement"), dated as of September 25,
                   ---------------------------
1997, by and between SALEM COMMUNICATIONS CORPORATION (the "Borrower") and THE
                                                            --------
BANK OF NEW YORK, as Administrative Agent (in such capacity, the "Administrative
                                                                  --------------
Agent"), and (b) the Subsidiary Guaranty and Security Agreement (as the same may
-----
be amended, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty"), dated as of September 25, 1997, by and among the Persons
 -------------------
party thereto, the Borrower and the Administrative Agent, and (i) consents to the terms thereof and (ii) confirms that a pledge of the right, title and interest in the security referred to below has been registered in the books and records of the Issuer in the name of the Administrative Agent as set forth below. This Transaction Statement is issued under Section 8-408 of the New York State Uniform Commercial Code.

1. DESCRIPTION OF THE SECURITY: 100% of the General Partnership interests in the Issuer.

2.  NUMBER OF SHARES OR UNITS PLEDGED: N/A.

3.  REGISTERED OWNER:

           As to 15% of the General Partnership interests:

           SALEM COMMUNICATIONS CORPORATION
           4880 Santa Rosa Road
           Suite 300
           Camarillo, California 93012
           Attention: Vice President/
                      Chief Financial Officer

           Taxpayer ID# 77-0121400.

      The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Borrower Security Agreement and the Subsidiary Guaranty and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.


                                      SALEM COMMUNICATIONS CORPORATION


                                      By:  /s/ Eric H. Halvorson
                                           ---------------------------
                                      Name:  Eric H. Halvorson
                                      Title: Executive Vice President


                                      NEW INSPIRATION BROADCASTING
                                      COMPANY, INC.


                                      By:  /s/ Eric H. Halvorson
                                           ---------------------------
                                      Name:  Eric H. Halvorson
                                      Title: Executive Vice President


                                      GOLDEN GATE BROADCASTING COMPANY,
                                      INC.


                                      By:  /s/ Eric H. Halvorson
                                           ---------------------------
                                      Name:  Eric H. Halvorson
                                      Title: Executive Vice President

        The Issuer hereby agrees, at the request of the Administrative Agent and at the expense of the Issuer, to register any further assignment or transfer of the foregoing security effected in the manner contemplated by the Borrower Security Agreement and the Subsidiary Guaranty and promptly to furnish to the Administrative Agent and any such assignee or transferee any statement contemplated by Section 8-408 of the UCC.

                                       SALEM COMMUNICATIONS CORPORATION


                                       By:    /s/ Eric H. Halvorson
                                              ---------------------
                                       Name:  Eric H. Halvorson
                                              ---------------------
                                       Title: Executive Vice President
                                              ------------------------

                                       NEW INSPIRATION BROADCASTING
                                       COMPANY, INC.

                                       By:    /s/ Eric H. Halvorson
                                              ---------------------
                                       Name:  Eric H. Halvorson
                                              ---------------------
                                       Title: Executive Vice President
                                              ------------------------

                                       GOLDEN GATE BROADCASTING COMPANY,
                                       INC.

                                       By:    /s/ Eric H. Halvorson
                                              ---------------------
                                       Name:  Eric H. Halvorson
                                              ---------------------
                                       Title: Executive Vice President
                                              ------------------------

                As to 45% of the General Partnership interests:

                NEW INSPIRATION BROADCASTING COMPANY, INC.
                4880 Santa Rosa Road
                Suite 300
                Camarillo, California 93012
                Attention:  Vice President/
                            Chief Financial Officier

                Taxpayer ID# 95-3356921.

                As to 40% of the General Partnership interests:

                GOLDEN GATE BROADCASTING COMPANY, INC.
                4880 Santa Rosa Road
                Suite 300
                Camarillo, California 93012
                Attention:  Vice President/
                            Chief Financial Officer

                Taxpayer ID# 94-3082936.

4.     REGISTERED PLEDGEE AND TAXPAYER IDENTIFICATION NUMBER (IF ANY):

                The Bank of New York, as Administrative Agent
                One Wall Street
                New York, New York 10286
                Attention:  Wade E. Layton,
                              Vice President

                Taxpayer ID# 13-5160382

5. DATE OF REGISTRATION OF THE PLEDGE: The pledge described herein was registered on September 25, 1997, on the books and records of the Issuer.

6. NOTATION OF LIENS: There are no liens, restrictions or adverse claims as to which the Issuer has a duty under Section 8-403(4) of the Uniform Commercial Code (the "UCC") to which such security is or may be subject,
                             ---
       other than those set forth in the Loan Documents (as defined in that certain Credit Agreement, dated as of September 25, 1997, by and among the Borrower, the Lenders party thereto, The Bank of New York, as Administrative Agent, and Bank of America NT&SA, as Documentation Agent, as amended, supplemented or otherwise modified from time to time).